Exhibit 32

Certificate pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Piedmont Community Bank Group, Inc. (the “Bank”) on Form 10-QSB for the period ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Drew Hulsey, Chief Executive Officer of the Bank, and I, Julie Simmons, Chief Financial Officer of the Bank, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	To my knowledge, the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Drew Hulsey
Drew Hulsey, C.E.O.
(Principal Executive Officer)

/s/ Julie Simmons
Julie Simmons, C.F.O.
(Principal Financial and Accounting Officer)

August 14, 2007